UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2017, Analog Devices, Inc. (the “Company” or “Analog Devices”) announced that Prashanth Mahendra-Rajah would be joining the Company as Senior Vice President, Finance and Chief Financial Officer of the Company, effective as of Mr. Mahendra-Rajah’s first day of employment, expected to be September 28, 2017.

Mr. Mahendra-Rajah, 47, currently serves as the Chief Financial Officer of WABCO Holdings Inc. and has held that position since June 2014. Prior to that, Mr. Mahendra-Rajah served as Corporate Vice President and Segment CFO for the Silicon Systems Group, a division of Applied Materials, Inc., from April 2012. Prior to that role, Mr. Mahendra-Rajah served as Vice President Finance, Head of Global Planning & Reporting for Visa Inc. for two years. Before then, Mr. Mahendra-Rajah spent 12 years at United Technologies Corporation where he served as Vice President, Finance, Planning and Analysis, UTC Fire and Security and Vice President and Chief Financial Officer, Building Systems and Services, Carrier Corporation. There are no reportable family relationships or related person transactions involving Analog Devices and Mr. Mahendra-Rajah.

The Compensation Committee of the Board of Directors of the Company (the “Committee”) approved an annual base salary for Mr. Mahendra-Rajah of $550,000, effective as of his first date of employment. The Committee also set Mr. Mahendra-Rajah’s target award percentage for purposes of the Company’s Executive Performance Incentive Plan at 100% and approved a cash hiring bonus of $500,000. The hiring bonus is subject to a clawback by the Company should Mr. Mahendra-Rajah voluntarily leave the Company or be terminated by the Company for cause within the first twelve months of his employment. The Committee determined that Mr. Mahendra-Rajah would be granted a restricted stock unit award with a value of $2,000,000, which will vest in equal annual installments over a three year period, commencing on the first anniversary of the grant date. In addition, to promote the successful integration of the Company’s acquisition of Linear Technology Corporation, which the Company acquired in March 2017, the Committee determined that Mr. Mahendra-Rajah would be granted a performance-based restricted stock unit award with a value of $1,650,000. Each of these equity awards will be granted on October 16, 2017, in accordance with the Company’s equity award guidelines and policies. These awards will be subject to the standard terms and conditions of our form of restricted stock unit agreement and the Linear integration performance restricted stock unit agreement, previously filed. In connection with his appointment, Analog Devices and Mr. Mahendra-Rajah will enter into our standard Employee Retention Agreement for officers and key employees, previously filed. A copy of the press release announcing Mr. Mahendra-Rajah’s joining the Company is filed with this Current Report on Form 8-K as Exhibit 99.1.

Eileen Wynne will continue serving as the Company’s interim Chief Financial Officer and Vice President and Chief Accounting Officer until Mr. Mahendra-Rajah’s first date of employment. Thereafter, she will continue to serve as the Company’s Vice President and Chief Accounting Officer.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated August 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2017	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
Margaret K. Seif
Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 16, 2017.